SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                                 (Amendment No.)


Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]
Check the appropriate box:
   [ ]   Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [X]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Parlex Corporation
-----------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


-----------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


   Payment of Filing Fee (Check the appropriate box):
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         0-11.
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         (2)   Aggregate number of securities to which transaction applies:

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         (3)   Per unit price or other underlying value of transaction computed
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   [ ]   Fee paid previously with preliminary materials.
   [ ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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      PARLEX CORPORATION One Parlex Place, Methuen, Massachusetts 01844


                                                           October 29, 1999

Dear Stockholder,

      I am pleased to invite you to attend Parlex Corporation's annual meeting. The meeting will be held on Tuesday, November 30, 1999, at 9:30 a.m. at Parlex Corporation, One Parlex Place, Methuen, Massachusetts.

      As the accompanying notice and proxy statement describe, the only action scheduled for this year's meeting is the election of two directors each for a term of three years.

      IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. ACCORDINGLY, PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

      I look forward to meeting as many of our stockholders as possible and hope you can be present on November 30th.

                                         Sincerely,


                                         HERBERT W. POLLACK
                                         Chairman of the Board


                             Parlex Corporation


                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders of Parlex Corporation:

      The Annual Meeting of Stockholders of Parlex Corporation will be at Parlex Corporation, One Parlex Place, Methuen, Massachusetts, on Tuesday, November 30, 1999, at 9:30 a.m. for the following purposes:

      1. to elect two Class II members of the Board of Directors to serve for a period of three years and until their successors are elected and qualified; and

      2. to consider and act upon any other matter that properly comes before the meeting or any adjournment thereof.

                                         By Order of the Board of Directors


                                         JILL POLLACK KUTCHIN
                                         Clerk


Methuen, Massachusetts
October 29, 1999

                             PARLEX CORPORATION

                             PROXY STATEMENT FOR
                ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                              NOVEMBER 30, 1999

      This statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Parlex Corporation (the "Company") for use at the Company's Annual Meeting of Stockholders to be held on Tuesday, November 30, 1999, at the time and place set forth in the notice of the meeting, and at any adjournment(s) thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to stockholders is October 29, 1999.

      If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor of electing as Class II Directors the two persons listed as nominees under the section entitled "Election of Directors" below. Any person giving the enclosed form of proxy has the power to revoke it by voting in person at the meeting, or by giving written notice of revocation to the Clerk of the Company at any time before the proxy is exercised.

      The holders of a majority of the number of shares of common stock issued, outstanding, and entitled to vote are required to be present in person or be represented by proxy at the meeting in order to constitute a quorum for the transaction of business. If a quorum is present, the election of directors will be determined by a plurality of the votes cast.

      The Company will bear the costs of this solicitation. It is expected that the solicitation will be made primarily by mail, but regular employees of the Company (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, facsimile and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at the expense of the Company.

      As of the current date, the management of the Company is not aware of any other matters to be presented for action at the meeting. If any matter other than that described does properly come before the meeting, the individuals named in the enclosed proxy will vote the shares represented thereby in accordance with their best judgment.

      The Company's principal executive offices are located at One Parlex Place (formerly known as 145 Milk Street), Methuen, Massachusetts 01844, telephone number (978) 685-4341.

                      RECORD DATE AND VOTING SECURITIES

      Only stockholders of record at the close of business on October 15, 1999, are entitled to notice of and to vote at the meeting. At the close of business on that date, the Company had outstanding and entitled to vote 4,807,459 shares of Common Stock, par value $.10 per share ("Common Stock"). Each outstanding share of the Company's Common Stock entitles the record holder to one vote.

                            ELECTION OF DIRECTORS

      The Company's Restated Articles of Organization provide for a Board of Directors consisting of seven members divided into three classes and elected by stockholders for staggered terms of three years each. Of the current total of seven directors, two Class II Directors have terms expiring at the 1999 Annual Meeting, two Class III Directors have terms expiring at the 2000 Annual Meeting and three Class I Directors have terms expiring at the 2001 Annual Meeting. The two directors whose terms expire at the 1999 Annual Meeting have been nominated by the Board of Directors for election at such meeting. All of the nominees for director are now Class II members of the Board of Directors. Each Class II Director elected at the 1999 Annual Meeting will serve until the 2002 Annual Meeting of Stockholders or Special Meeting in lieu thereof, and until that director's successor is elected and qualified.

      The individuals named in the enclosed form of proxy will, if so authorized, vote to elect as Class II Directors the persons named below under the caption Class II Director Nominees. The management of the Company is not aware of any reason why the nominees for director would not be able to serve. If any of the nominees are unable to serve, the individuals named in the enclosed form of proxy will vote in favor of such other person as the Board of Directors may at the time recommend. Information regarding these nominees is set forth below.

Class II Directors Nominees

M. Joel Kosheff (age 61).

      Mr. Kosheff has been Principal of M.J. Kosheff Associates, a financial consulting firm, since January 1989. He has been a Director of the Company since 1989.

Peter J. Murphy (age 50).

      Mr. Murphy has been President of the Company since July 1, 1995, and on July 1, 1997, was elected to the office of Chief Executive Officer. He was Chief Operating Officer and Executive Vice President from May 1994 to July 1995 and Vice President and General Manager of Flexible Circuit Products from February 1993 to May 1994. Mr. Murphy initially served as Assistant to the President from December 1992 to February 1993. From 1989 to December 1992, he was President of Teledyne Electo-Mechanisms, a manufacturer of flexible circuits. Mr. Murphy is a Director of Nashua Corporation. He has been a Director of the Company since 1994.

      The following persons will continue to be Directors of the Company:

Class III Directors
(term of office to expire with the annual meeting of stockholders to be held in December 2000)

Herbert W. Pollack (age 72).

      Mr. Pollack has served as Chairman of the Board and Treasurer of the Company since it was founded in 1970. He was President of the Company from 1970 to July 1, 1995, and Chief Executive Officer from 1970 to June 1997. Mr. Pollack is the brother of Lester Pollack and the father of Jill Pollack Kutchin.

Sheldon Buckler (age 68).

      Dr. Buckler has been Chairman of the Board of Commonwealth Energy System, a supplier of energy products, since May 1995. He was employed by Polaroid Corporation from 1964 until his retirement as Vice Chairman of the Board of Directors in May 1994. Dr. Buckler is a Director of Aseco Corporation and Nashua Corporation. He has been a Director of the Company since February 1995.

Class I Directors
(term of office to expire with the annual meeting of stockholders to be held in December 2001)

Lester Pollack (age 66).

      Mr. Pollack has been Managing Director of Centre Partners Management LLC, a private investment firm, since 1986 and was a Managing Director of Lazard Freres & Co. LLC from 1986 to 1998. Mr. Pollack is Chairman of the Board of Directors of Firearms Training Systems, Inc., and is a director of LaSalle Re Limited, Nationwide Credit Inc. and Tidewater, Inc. Mr. Pollack is the brother of Herbert W. Pollack. He has been a Director of the Company since 1970.

Benjamin M. Rabinovici (age 77).

      Dr. Rabinovici has been Chairman of the Board of ASD Company, a manufacturer of electronic products, since July 1999. He was President of Tympanium Corporation from 1980 to March 1996. He has been a Director of the Company since 1970.

Richard W. Hale (age 61).

      Mr. Hale has been President and Chief Executive Officer of VXI Corporation, a manufacturer of electronic products for the telephone and computer industry, since April 1998. He was President and Chief Executive Officer of Watson Technologies, Inc., a manufacturer of electronic products, from 1996 to March 1998. In addition, he has been Chairman and Chief Executive Officer of Hale Industries, Inc., a private investment firm, since August 1993. From 1988 to July 1993, he was Executive Vice President and Chief Operating Officer and a member of the Board of Directors of M/A-Com, Inc. He has been a Director of the Company since February 1995.

           BOARD OF DIRECTORS MEETINGS AND COMMITTEES OF THE BOARD

      The Board of Directors held four meetings during fiscal year 1999. Each outside director received a $10,000 annual retainer for his services, plus $1,500 for each directors' meeting he attended.

      The Board has an Audit Committee and a Compensation Committee but does not have a nominating committee. All Directors attended all meetings of the Board and meetings of the committees of the Board on which they served.

      During fiscal year 1999, the Audit Committee, of which Messrs. Buckler, Kosheff and Lester Pollack were members, held two meetings. The Audit Committee reviews the internal controls of the Company. It meets with appropriate Company financial personnel as well as the Company's independent auditors. The Committee reviews the scope and results of the professional services provided by the Company's independent auditors and the fees charged for such services and makes such recommendations to the Board as it deems appropriate, including recommendations as to the appointment of independent auditors. The Committee is composed entirely of independent outside directors.

      During fiscal year 1999, the Compensation Committee, of which Messrs. Hale, Kosheff and Rabinovici were members, held one meeting. This is the committee of the Board responsible for establishing the compensation of the Chief Executive Officer and setting policy for compensation at the senior levels of the Company, as well as administering various employee stock option plans. The Committee is composed entirely of independent outside directors.

      In order to continue to attract and retain outside directors of exceptional ability, the Company maintains the 1989 Outside Directors' Stock Option Plan (the "1989 Director Plan") covering 112,500 shares of Common Stock and the 1996 Outside Directors' Stock Option Plan (the "1996 Director Plan") covering 150,000 shares of Common Stock. Options are granted pursuant to the 1989 Director Plan only to non-employee members of the Board of Directors of the Company. Each member of the Company's Board of Directors who is neither an employee nor an officer of the Company who becomes a member of the Board of Directors for the first time on or after August 22, 1989, will be automatically granted on the date such membership on the Board of Directors commences, without further action by the Board, an option to purchase 7,500 shares of the Company's Common Stock. In addition, each incumbent member of the Company's Board of Directors who is neither an employee nor an officer of the Company and who has been a member of the Board of Directors for at least five years shall receive an automatic grant on the first business day following his fifth year in office, without further action by the Board, of an option to purchase 7,500 shares of the Company's Common Stock. Options granted under the 1989 Director Plan become exercisable in equal installments on each of the first five anniversaries of the date of the option grant. The exercise price per share of options granted under the 1989 Director Plan shall be the closing sale price of a share of the Company's Common Stock on the date the option is granted as listed on the Nasdaq National Market(R).

      Options are granted pursuant to the 1996 Director Plan only to non-employee members of the Board of Directors of the Company. Commencing on August 20, 1996, and on the date of each annual meeting of stockholders thereafter beginning with the 1997 annual meeting of stockholders, each member of the Company's Board of Directors who is not an employee of the Company will be automatically granted an option to purchase 1,500 shares of the Company's Common Stock. Options granted under the 1996 Director Plan become fully exercisable one year from the date of the option grant. In addition to the formula option referred to above, the Board of Directors may award options on an annual basis to purchase up to 2,250 shares of the Company's Common Stock to non-employee members of the Board of Directors in recognition of extraordinary efforts and contributions to the Board.
Except for the specific options referred to above, no other options shall be granted under the 1996 Director Plan. The exercise price per share of options granted under the 1996 Director Plan shall be the closing sale price of a share of the Company's Common Stock on the date the option is granted as listed on the Nasdaq National Market.

                  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                            OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of October 15, 1999, by: (i) each person who is known by the Company to own beneficially more than 5% of the outstanding Common Stock; (ii) each of the Company's directors and nominees for director; (iii) each of the executive officers named in the Summary Compensation Table on page 8; and (iv) all directors and executive officers of the Company as a group.

                                                         Shares of
                                 Common Stock          % of Outstanding
                                     Owned               Common Stock
     Stockholder                 Beneficially(1)      Owned Beneficially
     -----------                 ---------------      ------------------

Herbert W. Pollack(2)(3)(4)          769,914                 16.0
c/o Parlex Corporation
One Parlex Place
Methuen, MA 01844

Sandra Pollack                       230,400                  4.8
c/o Parlex Corporation
One Parlex Place
Methuen, MA 01844

Walter A. Winshall(5)                382,098                  8.0
3 Ferndale Road
Weston, MA 02193

Dimensional Fund Advisors Inc.(6)    276,050                  5.7
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Standish, Ayer & Wood, Inc.(7)       265,400                  5.5
One Financial Center
Boston, MA 02111

Benjamin M. Rabinovici(2)(8)         130,800                  2.7
c/o Parlex Corporation
One Parlex Place
Methuen, MA 01844
Peter J. Murphy(2)(3)(9)              68,500                  1.4
c/o Parlex Corporation
One Parlex Place
Methuen, MA 01844

Lester Pollack(2)(10)                 52,620                  1.0
c/o Centre Partners L.P.
One Rockefeller Plaza
New York, NY 10020

M. Joel Kosheff(2)(11)                27,000                    *
31 Pier 7
Charlestown, MA 02129

Sheldon Buckler(2)(12)                10,500                    *
200 Dudley Road
Newton Centre, MA 02159

Alfred R. Calvetti(3)(13)             10,250                    *
c/o Parlex Corporation
One Parlex Place
Methuen, MA 01844

Steven M. Millstein(3)(14)             9,700                    *
c/o Parlex Corporation
One Parlex Place
Methuen, MA 01844

Richard W. Hale(2)(15)                 9,000                    *
c/o VXI Corporation
One Front Street
P.O. Box 490
Rollinsford, NH 03869

All directors and officers
as a group (10 persons)(16)        1,249,533                 26.0

-----------------------------
*     Less than one percent.

<F1>  For purposes of this table, any person who directly or indirectly has or shares voting or investment power with respect to shares of Common Stock is deemed a beneficial owner of those shares. Thus, more than one person may be the beneficial owner of particular shares. Each person listed above is deemed to have sole voting and investment power with respect to the shares shown, unless otherwise indicated.
<F2>  Denotes a director or a director nominee of the Company.
<F3>  Denotes an executive officer of the Company.
<F4>  The shares shown as owned by Herbert W. Pollack include 230,400 shares, of which he disclaims beneficial ownership, owned directly by his wife, Sandra Pollack.
<F5>  The shares shown as owned by Walter A. Winshall are as reported in a
      Statement on Form 4 filed by him with respect to his holdings of Common Stock as of February 1999.
<F6>  The shares shown as owned by Dimensional Fund Advisors Inc. are as reported by Dimensional Fund Advisors Inc. in a statement on Schedule 13G with respect to its holdings of Common Stock as of February 11, 1999.
<F7>  The shares shown as owned by Standish, Ayer & Wood, Inc. are as reported by Standish, Ayer & Wood, Inc. in a Statement on Schedule 13G with respect to its holdings of Common Stock as of February 5, 1998.
<F8>  The shares shown as owned by Dr. Rabinovici include 34,800 shares, of which he disclaims beneficial ownership, owned directly by his wife. The shares shown as owned by Dr. Rabinovici also include 12,000 shares which he has the right to acquire within 60 days of October 15, 1999, by the exercise of stock options granted under the Company's 1989 Director Plan and the Company's 1996 Director Plan.
<F9>  The shares shown as owned by Mr. Murphy include 23,750 shares which he has the right to acquire within 60 days of October 15, 1999, by the exercise of stock options granted under the Company's 1989 Employees' Stock Option Plan (the "1989 Option Plan").
<F10> The shares shown as owned by Lester Pollack include 12,000 shares which he has the right to acquire within 60 days of October 15, 1999, by the exercise of stock options granted under the Company's 1989 Director Plan and the Company's 1996 Director Plan.
<F11> The shares shown as owned by Mr. Kosheff include 12,000 shares which he has the right to acquire within 60 days of October 15, 1999, by the exercise of stock options granted under the Company's 1989 Director Plan and the Company's 1996 Director Plan.
<F12> The shares shown as owned by Dr. Buckler include 9,000 shares which he has the right to acquire within 60 days of October 15, 1999, by the exercise of stock options granted under the Company's 1989 Director Plan and the Company's 1996 Director Plan.
<F13> The shares shown as owned by Mr. Calvetti include 2,250 shares which he has the right to acquire within 60 days of October 15, 1999, by the exercise of stock options granted under the Company's 1989 Option Plan.
<F14> The shares shown as owned by Mr. Millstein include 1,000 shares which he has the right to acquire within 60 days of October 15, 1999, by the exercise of stock options granted under the Company's 1989 Option Plan.
<F15> The shares shown as owned by Mr. Hale are shares which he has the right to acquire within 60 days of October 15, 1999, by the exercise of stock options granted under the Company's 1989 Director Plan and the Company's 1996 Director Plan.
<F16> The number of shares shown as beneficially owned by officers and directors include 82,250 shares which they have the right to acquire within 60 days of October 15, 1999, by the exercise of stock options.

                            ---------------------
                             EXECUTIVE OFFICERS

      The executive officers of the Company, together with a description of the business experience backgrounds of all of them except Herbert W. Pollack and Peter J. Murphy (whose backgrounds are described under the caption Election of Directors) are as follows:

      Name                   Age          Position with the Company
      ----                   ---          -------------------------

Herbert W. Pollack            72      Chairman of the Board of Directors
                                      and Treasurer

Peter J. Murphy               50      President, Chief Executive Officer
                                      and Director

Alfred R. Calvetti            56      Vice President and General Manager-
                                      Laminated Cable Products

Jill Pollack Kutchin          47      Vice President-Corporate Affairs and
                                      Clerk

Steven M. Millstein           55      Vice President-Finance

      Mr. Calvetti joined the Company in July 1971 and has served in a variety of technical and managerial roles. From December 1988 to February 1993, he was Vice President and General Manager of Laminated Cable Products. In February 1993, he became a Corporate Vice President and General Manager of Laminated Cable Products.

      Ms. Kutchin joined the Company in January 1977 and served as Manager-Marketing Administration until December 1983, when she became Vice President-Corporate Affairs. Since November 1980, she has also been Clerk of the Company. Ms. Kutchin is the daughter of Herbert W. Pollack.

      Mr. Millstein joined the Company in March 1977, serving initially as Controller and from February 1979 to February 1988 as Vice President-Controller. In February 1988, he became Vice President-Finance.

                     COMPENSATION OF EXECUTIVE OFFICERS

      The following table shows, for the fiscal years ending June 30, 1999, 1998, and 1997, all compensation earned or paid to the Company's Chief Executive Officer and each of the Company's most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 in each year for all services rendered in all capacities to the Company.

                         SUMMARY COMPENSATION TABLE

                                                                               Long-Term
                                                   Annual Compensation        Compensation
                                               ---------------------------    ------------
                                                                                  Awards
                                                                           Securities Underlying
        Name and                                                               Stock Options          All Other
   Principal Position            Year          Salary($)       Bonus($)(1)  (Number of Shares)     Compensation($)
   ------------------            ----          ---------       -----------  ------------------     ---------------
Herbert W. Pollack(2)            1999          $218,640                -               -                 -
 Chairman and Treasurer          1998           218,640                -               -                 -
                                 1997           218,640                -               -                 -

Peter J. Murphy(3)               1999          $225,000          $50,000          15,000                 -
 President and Chief             1998           210,000           25,000          40,000                 -
 Executive Officer               1997           192,504           50,000               -                 -

Alfred R. Calvetti               1999          $121,200          $65,250           5,000                 -
 Vice President and General      1998           115,560           64,000           2,000                 -
 Manager-Laminated Cable         1997           110,016           54,000               -                 -
Products

Steven M. Millstein              1999          $106,750          $     -               -                 -
 Vice President-Finance          1998           100,008            5,000           2,000                 -
                                 1997            96,224            5,000               -                 -

---------------------

<F1>  Amounts shown were earned in the years indicated. Bonuses are generally paid in the first quarter of the following fiscal year.
<F2>  For a description of the employment agreement between the Company and
      Mr. Pollack, see EMPLOYMENT AGREEMENTS below.
<F3>  For a description of the employment agreement between the Company and
      Mr. Murphy, see EMPLOYMENT AGREEMENTS below.

                            EMPLOYMENT AGREEMENTS

      The Company entered into an employment agreement with Mr. Pollack in July 1997, for a period of three years ending June 30, 2000, which provides for current compensation of $8,210 twice a month. The agreement provides for a death benefit payment equal to 75% of his current compensation for a period of 24 months after his death. The agreement also provides that the employee will not own, operate, or manage any business in competition with that of the Company so long as he is employed by the Company and, in certain instances, for a one-year period thereafter.

      The Company entered into an employment agreement with Mr. Murphy on September 1, 1999, for a period of three years ending August 31, 2002, which provides for current compensation of $10,000 twice a month. The agreement provides for a death benefit payment equal to 75% of his current compensation for a period of 24 months after his death. The agreement also provides that the employee will not own, operate, or manage any business in competition with that of the Company so long as he is employed by the Company and, in certain instances, for a one-year period thereafter.

                      OPTION GRANTS IN LAST FISCAL YEAR

      The following table sets forth information relating to stock option grants to the named executive officers during fiscal year 1999. Pursuant to applicable Securities and Exchange Commission regulations, the amounts shown under the heading "Potential Realizable Value" are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and ten percent, compounded annually, from the date of grant to the end of the ten year option term. Actual stock appreciation on options exercised are dependent on the future performance of the Company's Common Stock and overall stock market conditions. There can be no assurance that these values will be achieved.

                                                                                               Potential Realizable Value
                                                                                               at Assumed Annual Rates of
                                                                                              Stock Price Appreciation for
                                              Individual Grants                                   Ten-Year Option Term
                                --------------------------------------------------------      ----------------------------
                                Number of     % of Total
                                Securities     Options
                                Underlying    Granted to
                                Options       Employees      Exercise
                                Granted       in Fiscal        Price         Expiration
        Name                      (#)         Year 1999      ($/Share)          Date            5%($)             10%($)
        ----                    ----------    ----------     ---------       ----------         -----             ------

Herbert W. Pollack                     -           -               -                -                 -                 -
Peter J. Murphy(1)                15,000          29          $13.25          8/25/08          $124,993          $316,756
Alfred R. Calvetti(1)              5,000          10           13.25          8/25/08            41,664           105,585
Steven M. Millstein(1)                -            -               -             -                    -                 -

---------------------

<F1>  The shares were granted under the 1989 Option Plan, at an exercise price equal to the fair market value of the Company's stock on the date of grant and become exerciseable in increments of 25% over the first five years of the ten year period, the first 25% becoming exercisable one year after the grant date.

               AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1999
                      AND FISCAL YEAR-END OPTION VALUES

      The following table sets forth information relating to the aggregate exercised and unexercised stock options held by the named executive officers during fiscal year 1999 and the value of their unexercised stock options as of June 30, 1999.

                               Shares                         Number of Securities             Value of Unexercised
                              Acquired                       Underlying Unexercised               In-The-Money
                                 on            Value          Options at 6/30/99(#)         Options at 6/30/99($)(1)
                                                           ---------------------------     ---------------------------
   Name                      Exercise(#)    Realized($)    Exercisable    Unexercisable    Exercisable    Unexercisable
   ----                      -----------    -----------    -----------    -------------    -----------    -------------

Herbert W. Pollack              75,000       $705,750              -               -            -                  -
Chairman and Treasurer

Peter J. Murphy                 37,500       $326,500         10,000(2)       45,000(2)        $0            $37,500
President and Chief
Executive Officer

Alfred R. Calvetti              15,000       $ 99,375            500(2)        6,500(2)        $0            $12,500
Vice President and General
Manager-Laminated Cable
Products

Steven M. Millstein                  -              -            500           1,500(2)        $0            $     0
Vice President-Finance

---------------------

<F1>  The "value of unexercised in-the-money options at June 30, 1999" was calculated by determining the difference between the fair market value of the underlying Common Stock at June 30, 1999, (closing price of the Company's Common Stock on the Nasdaq National Market on June 30, 1999, was $15.75 per share) and the exercise prices of the stock options. An option is "in-the-money" when the fair market value of the underlying Common Stock exceeds the exercise price of the option.
<F2>  These shares were granted under the 1989 Option Plan.

      Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other filings with the Securities and Exchange Commission, including this Proxy Statement, in whole or in part, the following report and the Stock Performance Graph on page 13 shall not be incorporated by reference into any such filings.

                    REPORT OF THE COMPENSATION COMMITTEE
                          ON EXECUTIVE COMPENSATION

The Committee

      The Compensation Committee (the "Committee") is comprised of Messrs. Hale, Kosheff and Rabinovici. This is the committee of the Board responsible for establishing the compensation of the Chief Executive Officer and setting policy for compensation at the senior levels of the Company, as well as administering various employee stock option plans. The Committee is composed entirely of independent outside directors.

Compensation Philosophy

      The Committee maintains a philosophy that executive compensation levels should be competitive and consistent with flexible interconnect industry standards to enable the Company to attract, motivate and retain executive officers of outstanding ability who are capable of making significant contributions which are critical to the Company's success. The Committee believes that such compensation also should be meaningfully related to both an individual's job performance, as measured by the achievement of qualitative objectives, and the performance of the Company, as measured by its profitability, the value created for stockholders and the realization of the Company's short- and long-term strategic goals. The Company's compensation policies are designed to attract and retain talented managers and motivate such managers to enhance the Company's performance, thereby building value into the Company's business. The Company also seeks to align the interests of its executives with the long-term interests of stockholders in the enhancement of stockholder value through stock option awards that can result in the ownership of the Company's common stock.

      At present, compensation of the Company's executive officers is composed of the following elements: annual base salary, annual performance incentives in the form of cash bonuses and long-term performance incentives in the form of stock option awards under the 1989 Option Plan.

Base Salary

      The Committee's general approach to compensating executive officers is to pay cash salaries competitive with industry standards based upon the individual's experience and past and potential contribution to the success of the Company. In determining industry standards, the Committee compares compensation levels paid by a self-selected group of flexible interconnect industry companies that compete in the Company's line of business. Such compensation information is obtained from various publicly available sources.

      The Committee also believes that compensation should be meaningfully related to the value created by individual executive officers for the stockholders. Accordingly, the Committee considers the quality of an individual executive's contribution to the Company's overall profitability and success in determining the executive's salary. The Committee reviews on an annual basis the salaries of its executive officers in light of the foregoing factors. The Company believes that the base salaries of its executive officers have been at or below the median of the base salaries for executive officers in the flexible interconnect industry.

Annual Incentives

      The Company has traditionally paid employee performance bonuses once a year, usually during the first quarter of the following fiscal year for which the bonus is earned. Bonuses are traditionally based on both individual performance and Company performance. Except for a particular incentive bonus arrangement entered into with Mr. Calvetti, the Board has not utilized any specific formula for determination of bonus amounts. For fiscal year 1999, Mr. Calvetti received a bonus based upon the achievement of financial and operating performance objectives as provided in his incentive bonus arrangement.

Stock Options

      Stock options are used as the primary long-term incentive vehicle. The Committee believes that reliance upon such incentives is advantageous to the Company because they foster a long-term commitment by the recipient to the Company and motivate the employees to seek to improve the long-term market performance of the Company's stock. Thus, stock option grants provide an incentive for the executive to manage the Company from the perspective of an owner with an equity stake in the business. During fiscal year 1998, the Board authorized the grant of stock options under the 1989 Option Plan to executive officers and other key employees. Stock option grants to executive officers are discretionary and reflect the relative value of the individual's position as well as the current performance and continuing contribution of that individual to the Company. The Board does not utilize any specific formula for determination of option grants.

Compensation of the Chief Executive Officer

      As described in the section above entitled Employment Agreements, Mr. Murphy entered into a new employment agreement as of September 1, 1999. In fiscal year 1999, Mr. Murphy's annual base salary was increased to $225,000 in order to bring his salary in line with the competitive salary range for his position. In fiscal year 1999, the Committee granted to Mr. Murphy an option to purchase 15,000 shares under the 1989 Option Plan at an exercise price equal to the fair market value of the Company's stock on the date of grant. The option expires after ten years and becomes exercisable in increments of 25% over the first five years of the ten year term of the option. The first 25% become exercisable one year after the date of grant. The purpose of this grant was to reward Mr. Murphy for his role and responsibilities in the performance and growth of the Company, and to enable him to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the stock.

Benefits

      The Company provides medical, life insurance and profit sharing benefits to the executive officers that generally are available to all Company employees.

Section 162(m) of the Internal Revenue Code

      Section 162(m) of the Internal Revenue Code of 1986 (the "Code") limits a company's ability to take a deduction for federal tax purposes for certain compensation paid to its executives. The Company currently expects that all compensation payable to executive officers during fiscal year 1999 will be deductible by the Company for federal income tax purposes. The Committee's policy with respect to compensation to be paid to executive officers is to structure compensation payments to executive officers so as to be deductible under Section 162(m).

                                         COMPENSATION COMMITTEE

                                         Benjamin M. Rabinovici, Chairman
                                         Richard W. Hale
                                         M. Joel Kosheff

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      In fiscal year 1999, the Compensation Committee members were Benjamin
M. Rabinovici, Richard W. Hale and M. Joel Kosheff, none of whom has ever been employed by the Company. Further, the Board of Directors is unaware of any relationship of any member of the Compensation Committee required to be disclosed under Item 402(j) or 404 of Regulation S-K promulgated by the Securities and Exchange Commission.

                           STOCK PERFORMANCE GRAPH

      The following Stock Performance Graph compares the cumulative total shareholder return on the Company's Common Stock for a five year period (July 1, 1994 to June 30, 1999) with the cumulative total return of the CRSP Total Return Index for the Nasdaq National Market and a group of peer companies. The companies included in the peer group are Adflex Solutions, Inc., Hadco Corporation, Merix Corporation and Sheldahl, Inc. Altron Incorporated was removed from the list of peer companies as a result of no longer being listed on the Nasdaq National Market. The Performance Graph assumes the investment of $100 on July 1, 1994, in the Company's Common Stock, in the Nasdaq National Market companies and in the peer group and also assumes the reinvestment of all dividends. The returns for each company in the peer group have been weighted to reflect stock market capitalization.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
      PARLEX CORPORATION, NASDAQ NATIONAL MARKET INDEX, AND PEER GROUP

                1994      1995      1996      1997      1998      1999
                ----      ----      ----      ----      ----      ----

Parlex          $100      $167      $212      $361      $331      $386
NASDAQ          $100      $134      $171      $208      $274      $394
Peer Group      $100      $263      $213      $372      $155      $194

                            INDEPENDENT AUDITORS

      The Board of Directors has selected Deloitte & Touche LLP to be the independent auditors to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 2000. Deloitte & Touche LLP has been regularly employed by the Company for audit of consolidated financial statements and other purposes since the Company's organization in 1970.

      Representatives of Deloitte & Touche LLP expect to be present at the meeting, and, while they do not plan to make a statement at the meeting, such representatives will be available to respond to appropriate questions from stockholders in attendance.

                        FUTURE STOCKHOLDER PROPOSALS

      Any stockholder proposal intended for inclusion in the Company's Proxy Statement for the 2000 Annual Meeting of Stockholders must be received by the Clerk of the Company at One Parlex Place, Methuen, Massachusetts 01844, no later than June 24, 2000. Under regulations adopted by the Securities and Exchange Commission, if a proponent of a stockholder proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the proxies appointed herein shall be allowed to use their discretionary voting authority when a proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement.

                     SECTION 16(a) BENEFICIAL OWNERSHIP
                            REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended June 30, 1999, all
Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.

                          AVAILABILITY OF FORM 10-K

      Copies of the Company's Annual Report on Form 10-K with respect to the fiscal year ended June30, 1999 (without exhibits), as filed with the Securities and Exchange Commission, are available to stockholders free of charge by writing to: Investor Relations Department, Parlex Corporation, One Parlex Place, Methuen, Massachusetts 01844.

                                         By Order of the Board of Directors


                                         JILL POLLACK KUTCHIN
                                         Clerk


October 29, 1999


                             PARLEX CORPORATION
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of Common Stock hereby constitutes and appoints Herbert W. Pollack, Peter J. Murphy and Jill Pollack Kutchin and each of them, proxies with full power of substitution to each, to represent and vote all shares of Common Stock of Parlex Corporation (the "Company") standing in the name of the undersigned at the Annual Meeting of Stockholders to be held at Parlex Corporation, One Parlex Place, Methuen, Massachusetts on Tuesday, November 30, 1999, at 9:30 a.m., or any adjournment(s) thereof, hereby granting full power and authority to act on behalf of the undersigned at said meeting or any adjournment(s) thereof.

THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED AS SPECIFIED ABOVE. IF NO DIRECTION IS GIVEN AND THE PROXY IS VALIDLY EXECUTED, THE SHARES SHALL BE VOTED "FOR" THE NOMINEES PROPOSED FOR ELECTION AS DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES PROPOSED FOR ELECTION AS DIRECTORS AS INDICATED IN THE PROXY STATEMENT.

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PLEASE VOTE, DATE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN THE
ENCLOSED ENVELOPE.
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Please sign this proxy exactly as your name(s) appear(s) on this card.
Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
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HAS YOUR ADDRESS CHANGED?

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[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

PARLEX CORPORATION

CONTROL NUMBER:
RECORD DATE SHARES:

Please be sure to sign and date this Proxy.        Date
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--------Stockholder sign here----------------------Co-owner sign here------

1. To elect two Class II directors to hold office for a term expiring with the annual stockholders' meeting to be held in 2002 or until their successors are elected and qualified:

       For All Nominees  [ ]      Withhold  [ ]      For All Except  [ ]

M. Joel Kosheff
Peter J. Murphy

INSTRUCTIONS: To withhold authority to vote for a particular nominee, mark the "For All Except" box and strike a line through that nominee's name.

2. In their discretion, to vote upon such other business as may properly come before the meeting.

The undersigned hereby revokes any proxy previously given and acknowledges receipt of written notice of, and the statement for, the 1999 Annual Meeting of Stockholders and the 1999 Annual Report of the Company.

Mark box at right if an address change has been noted on the reverse side of this card. [ ]

DETACH CARD                                                    DETACH CARD

                             PARLEX CORPORATION

Dear Stockholder,

Please take note of the important information enclosed with this Proxy Ballot. The issue related to the management and operation of the Company requires your immediate attention and approval. This is discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders on November 30, 1999.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Parlex Corporation